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                                                               EXHIBIT 99.B11(c)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our Firm under the caption "Independent Accountants" in the Prospectus relating to the Key Stock Index Fund, and under the caption "Independent Accountants and Reports" in the Statement of Additional Information relating to the Key Stock Index Fund and the Key International Index Fund of the SBSF Funds, Inc. in this Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A of the SBSF Funds, Inc. (File No. 2-84920).

                                        /s/ Coopers & Lybrand L.L.P.
                                        COOPERS & LYBRAND L.L.P.


Columbus, Ohio
March 27, 1997